Exhibit 16.1

April 28, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Altegris Winton Futures Fund, LP

To whom it may concern:

We have read Item 4.01 of Form 8-K dated April 27, 2022 of Altegris Winton Futures Fund, LP and are in agreement with the statements contained in paragraph (a) on page 2 therein.

We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Deloitte & Touche LLP

Costa Mesa, California